EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Life Insurance Segment

Security National Life Insurance Company

Reppond Holding Company

First Guaranty Insurance Company

Kilpatrick Life Insurance Company

Kilpatrick Financial, Inc.

Southern Security Life Insurance Company, Inc.

Trans-Western Life Insurance Company

SN Farmington LLC

434 Holdings LLC

5300 Development LLC

Ascension 433 LLC

SN Diamond LLC

Security National Real Estate Services, Inc. dba Security National Commercial Capital

Marketing Source Center, Inc. dba Security National Travel Services

SNFC Subsidiary, LLC

American Funeral Financial, LLC

FFC Acquisition Co., LLC dba Funeral Funding Center

Canadian Funeral Financial, LLC

Mortician’s Choice, LLC

C & J Financial, LLC

Beta Capital Corp.

Beneficiary Advance LLC

SNA-Venture LLC

SNCH Venture LLC SNW-HAFB LLC SNH Investments LLC SNA-AM LLC, SNA-MB LLC, SNA-SE LLC, SNA-SW LLC, SNA-MV LLC, SNA-TM LLC, SNA-TR2 LLC

Mortgage Segment

SecurityNational Mortgage Company

EverLEND Mortgage Company

SN Sunset LLC SN-TLV LLC

Cemetery/Mortuary Segment

California Memorial Estates, Inc. dba Singing Hills Memorial Park

Holladay Memorial Park, Inc.

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay Cottonwood Memorial Foundation

Memorial Estates, Inc.

SN Silver Creek LLC

Memorial Mortuary, Inc.

Affordable Funerals and Cremations of America, Inc.

SN Probst LLC

SN-Holbrook LLC SN-Rivera LLC, SNR-LA LLC, SNR-Taos LLC, SNR-SF Cemetery LLC, SNR-SF Mortuary LLC, SNR-Espanola LLC